As filed with the U.S. Securities and Exchange Commission on September 9, 2022

Registration No. 333-56161

Registration No. 333-49732

Registration No. 333-50806

Registration No. 333-129774

Registration No. 333-155191

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT (No. 333-56161)

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT (No. 333-49732)

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT (No. 333-50806)

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT (No. 333-129774)

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT (No. 333-155191)

UNDER

THE SECURITIES ACT OF 1933

SEMPRA ENERGY

(Exact name of registrant as specified in its charter)

California	33-0732627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

488 8th Avenue

San Diego, California 92101

(Address, including zip code, of registrant’s principal executive offices)

Sempra Energy 1998 Long Term Incentive Plan

Sempra Energy 1998 Non-Employee Directors’ Stock Plan

Sempra Energy Trading Retirement Savings Plan

Enova Corporation 1986 Long-Term Incentive Plan

Pacific Lighting Corporation Stock Incentive Plan

Pacific Enterprises Employee Stock Option Plan

Sempra Energy Employee Stock Incentive Plan

Sempra Energy Consolidated Unregulated Businesses Long Term Incentive Plan

Sempra Energy Deferred Compensation Plan for Eligible Employees of Energy Trading Corp. and its Subsidiaries as amended January 1, 2006

Sempra Energy 2008 Long Term Incentive Plan for EnergySouth, Inc. Employees and Other Eligible Individuals

(Full titles of the plans)

James M. Spira, Esq.

Associate General Counsel

Sempra Energy

488 8th Avenue

San Diego, California 92101

(Name and address of agent for service)

(619) 696-2000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments to the following Registration Statements on Form S-8, which were previously filed by Sempra Energy, a California corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”), are being filed by the Company to deregister all of the shares of the Company’s common stock, without par value (the “Common Stock”), and other securities named therein that were registered pursuant to such registration statements and have not been sold or issued as of the date hereof under the plans named below, under which there are no awards that remain outstanding and no additional securities will be offered or issued:

•

Registration Statement on Form S-8 (No. 333-49732), filed with the Commission on November 13, 2000, registering the offering and sale of 10,000,000 shares of Common Stock issuable pursuant to the Sempra Energy Employee Stock Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-50806), filed with the Commission on November 28, 2000, registering the offering and sale of 1,500,000 stock appreciation units issuable pursuant to the Sempra Energy Consolidated Unregulated Businesses Long Term Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-129774), filed with the Commission on November 17, 2005, registering the offering and sale of $100,000,000 of deferred compensation obligations issuable pursuant to the Sempra Energy Deferred Compensation Plan for Eligible Employees of Energy Trading Corp. and its Subsidiaries as amended January 1, 2006; and

•

Registration Statement on Form S-8 (No. 333-155191), filed with the Commission on November 7, 2008, registering the offering and sale of 302,478 shares of Common Stock issuable pursuant to the Sempra Energy 2008 Long Term Incentive Plan for EnergySouth, Inc. Employees and Other Eligible Individuals.

This post-effective amendment to Registration Statement on Form S-8 (No. 333-56161), filed with the Commission on June 5, 1998, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on September 20, 2005 (as so amended, “Registration Statement 56161”), registering the offering and sale of an aggregate of 64,000,000 shares of Common Stock and an indeterminate amount of plan interests issuable pursuant to a number of different plans named therein, is being filed by the Company to deregister all of the shares of Common Stock that were registered pursuant to such registration statement and have not been sold or issued as of the date hereof solely under the following plans, under which there are no awards that remain outstanding and no additional securities will be offered or issued: the Sempra Energy 1998 Long Term Incentive Plan, the Sempra Energy 1998 Non-Employee Directors’ Stock Plan, the Sempra Energy Trading Retirement Savings Plan, the Enova Corporation 1986 Long-Term Incentive Plan, the Pacific Lighting Corporation Stock Incentive Plan, and the Pacific Enterprises Employee Stock Option Plan.

The offering and sale of shares of Common Stock and plan interests pursuant to the other plans named in Registration Statement 56161, consisting of the Sempra Energy Savings Plan, the San Diego Gas & Electric Company Savings Plan, the Southern California Gas Company Retirement Savings Plan and the Pacific Enterprises Retirement Savings Plan (collectively, the “Savings Plans”), which plans remain effective (with respect to the Pacific Enterprises Retirement Savings Plan, such plan remains effective as a result of a merger into one of the other Savings Plans), continues pursuant to Registration Statement 56161 and Registration Statement on Form S-8 (No. 333-200828), filed with the Commission on December 10, 2014 (such registration statement, together with Registration Statement 56161 with respect to the Savings Plans, the “Savings Plans Registration Statements”). As a result, Registration Statement 56161 shall continue in effect with respect to the Savings Plans, and the offering and sale of securities under the Savings Plans pursuant to the Savings Plans Registration Statements shall not be terminated or otherwise affected by the filing and effectiveness of these post-effective amendments.

This filing is made in accordance with an undertaking made by the Company in Part II of each registration statement subject hereto to remove from registration by means of a post-effective amendment any securities that had been registered thereunder but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to the registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 9th day of September, 2022.

SEMPRA ENERGY

By:	/s/ James M. Spira
James M. Spira
Associate General Counsel and Agent for Service

SIGNATURES

Pursuant to the requirements of the Securities Act and Rule 478 thereunder, the trustees (or other persons who administered the employee benefit plan) have duly caused these post-effective amendments to the registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 9th day of September, 2022.

SEMPRA ENERGY TRADING RETIREMENT SAVINGS PLAN

By:	/s/ James M. Spira
James M. Spira
Associate General Counsel and Agent for Service